agency AND INTERLENDER agreement

This AGENCY AND INTERLENDER AGREEMENT (as amended, restated or otherwise modified from time to time, this “Agreement”), is dated as of April 11, 2012, and is entered into among Kalamalka Partners Ltd., a company incorporated under the laws of the Province of British Columbia, (the “Agent”) and each Person who signs a counterpart of this Agreement from time to time as a lender (collectively the “Lenders”) and is acknowledged, consented to and agreed to by Vampt Brewing Company Limited (“VBC”), a corporation incorporated under the laws of the State of Nevada and Vampt Beverage USA, Corp. (“Vampt”), a corporation incorporated under the laws of the State of Nevada (VBC and Vampt together the “Borrowers”).

WHEREAS:

A.	Pursuant to promissory notes (as those notes may be amended, extended, renewed, replaced, restated and in effect from time to time the "Notes") and subject to the terms and conditions of the Notes, the Lenders have agreed to make certain loans to the Borrowers;

B.	The Lenders wish to appoint the Agent to act on their behalf as to certain matters, and wish to set out their rights with respect to one another, each as provided in this Agreement.

NOW, THEREFORE, in consideration of the premises set out herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINED TERMS.

All capitalized terms used in this Agreement, unless the context requires a different meaning, have the respective meanings indicated below.

(a)	“Applicable Law” means all laws, rules and regulations applicable to the Borrower, property, conduct, transaction, covenant or Loan Document in question, including all applicable common law and equitable principles; all provisions of all applicable provincial, federal and foreign constitutions, statutes, rules, regulations, treaties and orders of governmental bodies; and all orders, judgments and decrees of all courts and arbitrators.

(b)	“Bankruptcy Code” means (a) the Bankruptcy Code of the United States, 11 U.S.C. Section 101 et seq., and/or (b) any of the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) and the Winding-Up and Restructuring Act (Canada) or any similar statute, in each case as amended from time to time.

(c)	“Bankruptcy Event” means, with respect to a Borrower, the occurrence of any one or more of the following events:

(1)	it passes a resolution, institutes proceedings (whether formal or informal), or consents to the filing of a petition for its winding-up, liquidation or dissolution or files or consents to the filing of a notice of intention to make a proposal, petition, answer or consent seeking reorganization, readjustment or arrangement in connection with any insolvency proceeding, composition or similar relief under any Applicable Law or a receiver, receiver-manager, manager, custodian, liquidator or trustee or similar officer or official of itself or any part of its property is appointed, or it makes an assignment for the benefit of Lenders or is unable, or admits its inability in writing, to pay its debts as they become due or otherwise acknowledges its insolvency or voluntarily suspends transaction of its usual business or any action is taken by such Person in furtherance of any of the aforesaid purposes or if such Person commits any other act of bankruptcy under, or makes any application or filing pursuant to, the Bankruptcy Code; or

(2)	any application, petition or proposal is made or filed with respect to it under the Bankruptcy Code or any other legislation seeking reorganization, readjustment or arrangement in connection with any insolvency proceeding, composition or similar relief under any other Applicable Law, or a proceeding (whether formal or informal) is instituted, filed or initiated for its winding up, liquidation or dissolution or seeking an order adjudging it insolvent or the appointment of any receiver, receiver-manager, manager, custodian, liquidator or trustee or similar officer or official of it or over all or any part of its property or a petition in bankruptcy is instigated by a Borrower other than it, and such application, proceeding or petition is not dismissed, stayed or withdrawn within 60 days after it has notice or knowledge of the institution thereof provided that a Bankruptcy Event shall have occurred immediately (i) upon the appointment of a receiver, receiver-manager, trustee, custodian, liquidator or similar officer or official of a Borrower, (ii) if it is determined by the Majority Lenders, acting in their sole discretion, that the Borrower against whom such application, petition or proceeding is brought is not contesting such application, proceeding or petition in good faith, in all cases whether or not such application, proceeding or petition is dismissed, stayed or withdrawn within 60 days after the Borrower against whom such application, petition or proceeding is brought has notice or knowledge of the institution thereof.

(d)	“Business Day” means any day that is not a Saturday, a Sunday, or a day on which commercial banks in Vancouver, British Columbia are required or authorized to be closed.

(e)	“Collateral” means all property of the Borrowers in which a Lien has been granted either to the Agent, for the benefit of the Lenders, or pursuant to the Notes.

(f)	“Enforcement Notice” means written notice given by the Majority Lenders to the Agent (i) stating that a Trigger Event has occurred and further statement whether the Trigger Event constituted an Event of Default in respect of a scheduled payment, and the nature and date thereof, specifying in reasonable detail the circumstances of such satisfaction and (ii) setting forth instructions to the Agent to exercise all or any such rights, powers and remedies as are available under the Loan Documents.

(g)	“Event of Default” has the meaning ascribed to it in the Notes.

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(h)	“Insolvency Proceeding” means any event, action, case, or proceeding commenced by or against a Borrower, or any agreement by such Borrower, for (i) the entry of an order for relief under any chapter or provision of the Bankruptcy Code or any other insolvency, arrangement, dissolution, liquidation or similar debt adjustment law (whether provincial, federal, or foreign); (ii) the appointment of a receiver, receiver-manager, trustee, liquidator, monitor, or other custodian for such Person or any part of its properties; (iii) an assignment for the benefit of Lenders of such Borrower; (iv) the liquidation, dissolution, or winding up of the affairs of such Borrower solely in the context of a financially distressed situation and not in the ordinary course of business in lieu of merger activity otherwise permitted by the Notes; or (v) without limiting the generality of any of the foregoing, the occurrence of a Bankruptcy Event with respect to such Borrower.

(i)	“Joinder Agreement” means an agreement in form and substance satisfactory to the Agent, acting reasonably, pursuant to which the assignee or transferee of a Lender or the assignee of the Agent becomes a party to this Agreement.

(j)	“Lien” means, with respect to any Borrower or Collateral, any interest in any real, personal or other property which secures payment or performance of, or which is created as a result of a non-payment of, any obligation and shall include any mortgage, lien, encumbrance, charge, hypothecation or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

(k)	“Loan Documents" means, collectively, the Notes, the VBC Security Agreement, the Vampt Pledge Agreement and all of such other security and agreements to be entered into or granted under or pursuant to the Notes, whether executed prior to, contemporaneously with or subsequent to the Notes, as each of the Loan Documents may be amended, extended, renewed, replaced, restated and in effect from time to time.

(l)	“Majority Lenders” means, at any time, the Lenders holding a majority of the Obligations and if there are no amounts outstanding in respect of the Obligations, then the Lenders whose aggregate commitments in respect of the Obligations constitute not less than 66-2/3% thereof.

(m)	“Notes” means collectively the promissory notes (as those notes may be amended, extended, renewed, replaced, restated and in effect from time to time) made jointly and severally by the Borrowers in favour of the Lenders from time to time.

(n)	"Obligations" means, all present and future debts, liabilities, obligations, covenants and duties of the Borrowers (including interest thereon) in each case whether primary, secondary, direct or indirect, secured or unsecured, fixed, absolute or contingent, joint, several or independent, due or to become due, liquidated or unliquidated, and whether created directly or acquired by assignment or otherwise, including, without limitation, those arising under or in connection with:

(1)	the Borrowers’ obligations under the Notes and any of the other Loan Documents to which they are a party, including, without limitation the unpaid principal amount of, and accrued interest on, the Notes, including, without limitation, any interest which accrues (at the rate provided in the applicable Loan Documents) after the commencement of any bankruptcy or insolvency proceeding with respect to a Borrower or any other Person, whether or not allowed or allowable principal, interest thereon, charges and other costs and expenses as therein set forth;

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(2)	all of the obligations with respect to payment of any costs and expenses incurred or advances made by the Agent and the Lenders, or any of them, pursuant to all or any of the Loan Documents to protect the Collateral (as defined in the Vampt Security Agreement and the VBC Security Agreement) and to fulfill the obligations of the Borrowers or any other Person party to all or any of the Loan Documents, together with interest thereon from the time such costs and expenses are incurred or advances made, at the rate or rates from time to time provided for in the Notes but in any case not in excess of the maximum rate permitted by applicable law;

(3)	performance by the Borrowers or any other Person which is a party to all or any of the Loan Documents to which each is a party and the agreements, terms and conditions as set forth or incorporated therein and all amendments, modifications, renewals, restatements, replacements and/or extensions of any of the Loan Documents, in effect from time to time, including, but not limited to, amendments, modifications, extensions, renewals, restatements, replacements and/or extensions which are evidenced by new or additional instruments, documents or agreements or which change the rate of interest on any obligation secured hereby.

(o)	“Person” means and includes an individual, a partnership, a corporation, a joint stock company, a trust, an unincorporated association, a joint venture or other entity or a governmental body or any agency or political subdivision thereof.

(p)	“Trigger Event” means:

(1)	the occurrence of an Event of Default which is continuing;

(2)	the declaration by any Lender that the Obligations due to such Lender are or have become due and payable before the stated maturity or before the regularly scheduled dates of payment of such Obligations;

(3)	the commencement of any enforcement action by the Agent or any Lender as a result of an Enforcement Notice;

(4)	any action by any Lender to exercise its right of set-off of amounts held by such Lender with respect to the Obligations to it; or

(5)	the commencement of an Insolvency Proceeding by or against a Borrower.

(v)	“Vampt Pledge Agreement” means the pledge and security agreement dated April ___, 2012 granted by Vampt in favour of the Agent for the rateable benefit of the Lenders providing for the pledge, hypothecation and grant of a security interest by Vampt in all of the Collateral (as defined therein).

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(w)	“VBC Security Agreement” means the security agreement dated April __, 2012 granted by VBC in favour of the Agent for the rateable benefit of the Lenders providing for the grant of a security interest by VBC in all of the “Collateral” (as defined therein).

The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.	APPOINTMENT.

2.1	Appointment and Acceptance of Appointment

The Lenders hereby appoint and designate Kalamalka Partners Ltd. as Agent hereunder and under the Loan Documents to hold the Loan Documents as agent for the rateable benefit of the Lenders and to carry out the responsibilities and exercise the powers and rights set out in this Agreement and the powers and rights related to enforcement of the Loan Documents that would otherwise be carried out and exercised separately by the Lenders. The Agent hereby accepts such appointment on the terms and conditions set forth herein.

2.2	Authorizations

The Lenders hereby authorize the Agent:

(a)	to carry out the responsibilities and exercise the powers and rights vested in the Agent in this Agreement, the Notes and the other Loan Documents;

(b)	to exercise all of their respective rights and remedies under the Loan Documents to the exclusion of the Lenders at any time when an Enforcement Notice shall be in effect (subject to a withdrawal of such authorization upon written notice to the Agent executed by Majority Lenders); and

(c)	to exercise such other rights and powers as are reasonably incidental to the foregoing rights and powers, or as are customarily and typically exercised by agents performing duties similar to the duties of the Agent hereunder and under the Loan Documents.

The duties of the Agent shall be deemed administrative in nature, and the Agent shall not have, by reason of this Agreement, or any of the Loan Documents, a fiduciary relationship with any Lender. The Agent shall exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

3.	LIMITATIONS ON DUTIES AND ACTIONS OF AGENT.

The Agent shall have full authority to act on behalf of the Lenders in all matters set out in Section 2, but shall not have any duties or responsibilities except those expressly set forth in this Agreement, the Notes and the other Loan Documents except that the Agent shall not be bound by any duties or responsibilities set forth in any Loan Document entered into after the date hereof that are more burdensome to the Agent than those set forth herein or in the Loan Documents as in effect on the date hereof. The Agent shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, excepting only its own gross negligence or wilful misconduct.

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4.	AGENT’S USE OF PROFESSIONALS.

The Agent may employ one or more professionals to advise or assist it from time to time. The Agent shall be entitled to rely on the advice and statements of professionals so selected. The Agent may pay reasonable remuneration for all services performed for it in the discharge of its duties hereof without taxation for costs or fees of any counsel, solicitor or attorney.

5.	INSTRUCTIONS FROM LENDERS; PERMITTED INACTION.

Unless otherwise excused as provided herein the Agent shall act on all written instructions received from the Majority Lenders with respect to any action to be taken or not to be taken in connection with this Agreement or any of the Loan Documents including, without limitation, actions to be taken in connection with an Insolvency Proceeding in respect of a Borrower. If the Agent shall request instructions from the Majority Lenders with respect to taking any particular action in connection with this Agreement or any of the Loan Documents, the Agent shall be entitled to refrain from taking such particular action unless and until it shall have received written instructions from the Majority Lenders (in which event it shall be required to act in accordance with such written instructions unless otherwise excused as provided herein); and the Agent shall not incur any liability to any Person for so refraining. Without limiting the foregoing, the Lenders shall not have any right of action whatsoever against the Agent as a result of the Agent taking or not taking any action hereunder or any of the Loan Documents pursuant to or in accordance with the written instructions of the Majority Lenders, except for the Agent’s own gross negligence or wilful misconduct in connection with any action taken or not taken by it. In addition, without limiting the generality of the above provisions of this Section 5, the Agent shall not be required to act on any instructions purportedly given by the Majority Lenders to instruct the Agent if it has any reason to question whether the Majority Lenders have given such instructions, or if it believes that there is any question of interpretation as to the meaning of such instructions, until such time as it is satisfied that the Majority Lenders have given such instructions or such question of interpretation has been resolved to its satisfaction. Notwithstanding anything to the contrary contained in this Agreement or any of the Loan Documents, the Agent shall not be required to take any action that is, in its opinion (which may be, but is not required to be, based on the advice of legal counsel), contrary to Applicable Law or the terms of any of the Loan Documents or that would, in its reasonable opinion, subject it or any of its officers, employees, representatives, or directors to personal liability or that would require it to expend or risk its own funds.

6.	INSTRUCTIONS BY LENDERS.

An approval, instruction or other expression of the Majority Lenders may be obtained by instrument in writing without any meeting of the Lenders. An approval, instruction or other expression by the Majority Lenders shall be binding upon all Lenders as against the Agent, and the Agent shall be bound to give effect thereto accordingly (unless explicitly excused pursuant to the provisions hereof). Nothing in this Section 6 shall require any meeting of the Lenders to be held for any purpose, nor shall any Lender be required to attend any such meeting. The Lenders have appointed the Agent to act on their behalf in accordance with this Agreement and the Loan Documents and the Lenders agree that if the Borrowers receive oral or written instructions from any Lender (including the Majority Lenders) with respect to taking any particular action in connection with this Agreement or any of the Loan Documents, the Borrowers shall be entitled to refrain from taking such particular action unless and until they have received written instructions from the Agent (in which case they shall be required to act in accordance with such written instructions unless otherwise excused as provided herein) and the Borrowers shall not incur any liability to any Person for so refraining.

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7. SPECIFIC POWER AND DUTIES OF THE AGENT.

Without restricting its other powers set out in this Agreement, the Agent shall:

(a)	collect from the Lenders the advances made by them under the Notes;

(b)	maintain a bank account (the “Agent’s Account”) into which it will deposit the proceeds of each Note when received from the Lenders;

(c)	deposit into the Agent’s Account when received the advances by the Lenders under the Notes;

(d)	maintain a bank account (the “Borrowers’ Account”) listing as authorized signatories to any deposits, cheques, transfers and other instruments drawn thereon three representatives of the Borrowers and two representatives of the Agent, with one representative of the Borrowers and one representative of the Agent required to sign any such deposits, cheques, transfers and other instruments;

(e)	on receipt of written directions from the Borrowers and signed by an individual purporting to be an authorized signatory of the Borrowers, to transfer from the Agent’s Account to the Borrower’s Account such amounts from time to time as provided in such written directions; and

(f)	to deposit in the Agent’s account all payments of interest and all repayments of principal under the Notes and to pay those amounts on a rateable basis to the Lenders within five business days of those amounts being credited to the Agent’s Account.

7A. WARRANTS

Concurrently with the issuance of the Notes Vampt shall issue the following warrants (the “Warrants”):

(a)	1,066,662 warrants entitling the holders thereof to purchase one (1) Common share with a par value of $0.0001 in the capital of Vampt at a price of seventy-five cents (USD$0.75) per share until the earlier of 4:00 p.m. Pacific time on the next Business Day following March 31, 2014 and the occurrence of certain events set out in the form of certificate for the Warrants mutually agreed to by the Agent and Vampt, to be issued to the following holders:

(1)	Bryce Stephens – 177,777 warrants;

(2)	Art Trojan – 355,556 warrants;

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(3)	David and Marilyn Marcoux – 88,888 warrants;

(4)	Dr. D.J. Novak Inc. – 88,888 warrants;

(5)	Gerald Freedman – 88,888 warrants;

(6)	David Willis and Joanne Irving – 88,888 warrants; and

(7)	M77 Inc. – 177,777 warrants;

(b)	533,333 transferable warrants entitling the holders thereof to purchase one (1) Common share with a par value of $0.0001 in the capital of Vampt at a price of seventy-five cents (USD$0.75) per share until the earlier of 4:00 p.m. Pacific time on the next Business Day following March 31, 2014 and the occurrence of certain events set out in the form of certificate for the Warrants mutually agreed to by the Agent and Vampt, to be issued to the following holder:

(1)	Kalamalka Partners Ltd. – 533,333;

(c)	1,000,000 warrants entitling the holders thereof to purchase one (1) Common share with a par value of $0.0001 in the capital of Vampt at a price of seventeen cents (USD$0.17) per share until the earlier of 4:00 p.m. Pacific time on the next Business Day following March 31, 2014 and the occurrence of certain events set out in the form of certificate for the Warrants mutually agreed to by the Agent and Vampt, to be issued to the following holders:

(1)	Bryce Stephens – 25,000 warrants;

(2)	Art Trojan – 37,500 warrants;

(3)	David and Marilyn Marcoux – 12,500 warrants;

(4)	Dr. D.J. Novak Inc. – 33,333 warrants;

(5)	Gerald Freedman – 12,500 warrants;

(6)	David Willis and Joanne Irving – 25,000 warrants;

(7)	M77 Inc. – 25,000 warrants; and

(8)	Kalamalka Partners Ltd. – 829,167 transferable warrants.

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8. NO RESPONSIBILITY OF AGENT FOR CERTAIN MATTERS.

The Agent:

(a)	shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations, or warranties contained herein or in any of the other Loan Documents except for those made by it herein;

(b)	makes no representation or warranty as to and is not responsible in any way for:

(1)	the value, location, existence, or condition of any Collateral;

(2)	the financial condition of the Borrowers or the title of any of the Borrowers to any of the Collateral;

(3)	the sufficiency of the security afforded by this Agreement or the Loan Documents or whether registration in respect thereof has been properly effected or maintained;

(4)	the validity, genuineness, correctness, perfection, or priority of any Lien with respect to the Collateral,

(5)	other than in respect of itself subject to the Agent’s representations herein, the validity, proper execution, enforceability, legality, or sufficiency of this Agreement or any Loan Document;

(6)	the identity, authority or right of any Lender or Borrower executing any document;

and the Agent shall have no liability or responsibility in respect of any such matters, or for the filing or renewal of any registration of any Loan Document. The Agent shall not be required to ascertain or inquire as to the performance by a Borrower of any of its covenants or obligations hereunder or under any of the other Loan Documents.

9. LIMITED DUTIES OF AGENT REGARDING COLLATERAL.

The Agent shall not be responsible for insuring any of the Collateral, for the payment of taxes, charges, fines, levies, assessments, or Liens upon any of the Collateral and shall be indemnified therefor as provided in Section 12 hereof. Furthermore, the Agent shall not be responsible for the maintenance or safeguarding of any Collateral, except as provided in the immediately following sentence when the Agent has possession of any Collateral. The Agent shall not have any duty to any of the Borrowers or the Lenders with respect to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Agent selected by it with reasonable care or any income therefrom or for the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord the Collateral in its actual possession substantially the same degree of care as the Agent accords its own assets and the duty to account for monies received by it.

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10. RELIANCE ON EXPERTS AND WRITINGS.

The Agent shall be entitled and fully authorized to rely and act, and shall be fully protected in relying and acting, upon any writing, instruction, resolution, notice, consent, certificate, affidavit, letter, facsimile or e-mail or other document believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of professionals (including, without limitation, counsel to the Lenders), independent accountants and other experts selected by the Agent, the Borrowers or the Lenders. The Agent shall not have any duty to verify or confirm the content of any writing, instruction, resolution, notice, consent, certificate, affidavit, letter, facsimile, e-mail or other document as provided in this section.

11. RESIGNATION AND REMOVAL OF AGENT.

11.1 Resignation or Removal.

The Agent may resign on 90 days’ prior written notice (or such shorter period as may be agreed to by the Majority Lenders and the Agent) to the Lenders and may be removed for or without cause at any time by the Majority Lenders. In the event of any resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent, but, if the Majority Lenders have not appointed a successor Agent within 60 days after the retiring Agent’s giving of notice of resignation or its removal, the retiring Agent shall, at the expense of the Lenders, on behalf of the Lenders either appoint a successor Agent or apply to the appropriate court to make such appointment. Upon the acceptance of any appointment as a Agent hereunder by a successor, to be evidenced by the successor Agent’s execution and delivery to the other parties hereto of a counterpart of this Agreement and a Joinder Agreement, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Agent, and the retiring Agent shall be discharged from any further duties and obligations as Agent, as appropriate, under this Agreement and the Loan Documents. The payment and indemnity obligations of the Borrowers and the Lenders provided for in Section 12 hereof shall survive any such removal or resignation in favour of the retiring Agent in respect of any matter arising during its tenure as Agent.

11.2 Vesting.

Upon the request of any successor Agent, at the expense of the Borrowers, the Lenders, the Borrowers and the predecessor Agent shall promptly execute and deliver such instruments, conveyances, and assurances reflecting terms consistent with the terms hereof and the Loan Documents then in effect for the purpose of more fully and certainly vesting and confirming in such successor Agent all rights, powers, duties, and obligations of the predecessor Agent hereunder and under the Loan Documents, and the predecessor Agent shall also promptly assign and deliver to the successor Agent any Collateral subject to the Lien of the Loan Documents that may then be in its possession.

11.3 Successors.

Any entity into which a Agent may be amalgamated, merged or with which it may be consolidated, or any entity resulting from any amalgamation, merger or consolidation to which a Agent shall be a party, or any state, provincial or national bank or trust company in any manner succeeding to the corporate trust business of a Agent, as a whole or substantially as a whole, shall be the successor of such Agent hereunder if legally bound hereby as such successor, without the necessity for execution or filing of any paper or any further act on the part of any of the parties hereto, anything to the contrary contained herein notwithstanding.

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12. FEES; INDEMNITY.

12.1 Payment by Borrowers.

The Borrowers agree, jointly and severally, that they will pay all of the Agent’s fees as agreed between the Agent and Lenders for its services hereunder and will pay or reimburse the Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Agent in the administration of its duties hereunder (including, without limitation, reasonable legal fees and expenses and the reasonable compensation of all professionals and other advisers, agents or experts employed or retained pursuant to this Agreement). In addition to and without limiting any other protection of the Agent hereunder or otherwise by law, the Borrowers shall, jointly and severally, indemnify the Agent for any and all liabilities, obligations, losses, damages, penalties, actions, claims, demands, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be suffered by, imposed on, incurred by or asserted against the Agent whether groundless or otherwise, howsoever arising from or out of any act, omission or error of the Agent in any way relating to or arising out of this Agreement or any Loan Document or any of the Collateral or the enforcement of any of the terms of any thereof, including fees and expenses of special counsel; provided that neither Borrower shall be liable for any such payment to the Agent to the extent the obligation to make such payment arises solely from such the Agent’s gross negligence or wilful misconduct. All statements from the Agent or any other Person for obligations owing by the Borrowers pursuant to the preceding sentence shall be sent to Lenders in the first instance but may thereafter be sent to the Borrowers if timely payment is not made. Any amount due under this Section 12.1 and unpaid 30 days after request for such payment will bear interest from the expiration of such 30 days at a rate per annum equal to the then current rate charged by the Agent from time to time, payable on demand. All amounts so payable and the interest thereon will be payable out of any assets in the possession of the Agent in priority to amounts owing to any and all other parties.

12.2 Payment by Lenders.

The Lenders agree that they will pay all of the Agent’s fees and indemnify the Agent (to the extent not paid or reimbursed by the Borrowers pursuant to the preceding Section 12.1 and without limiting the obligation of the Borrowers to do so), rateably in accordance with the respective principal amounts of Obligations held by the Lenders at the time such claim arises; provided that no Lender shall be liable to the Agent for all or any portion of such claims resulting from the Agent’s gross negligence or wilful misconduct. The indemnity obligations of the Lenders under this Section 12.2 are subject to the right of any Lender not to be or become subject to such indemnity obligations in respect of any Enforcement Action.

12.3 Survival.

The obligations of the Borrowers and the Lenders under this Section 12 shall survive the payment in full of all the other Obligations, the resignation or removal of the Agent and the termination of this Agreement.

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13. AGENT’S FUNDS NOT AT RISK.

For purposes of clarity, no provision of this Agreement or the Loan Documents and no request of any Lender or other Person shall require the Agent to expend or risk any of its own funds, or to take any legal or other action under this Agreement or the Loan Documents which might in its reasonable judgment involve any expense or any financial or other liability unless the Agent shall be furnished with indemnification acceptable to it, acting reasonably, including the advance of funds sufficient in the judgment of the Agent to satisfy such liability, costs and expenses.

14. INDEPENDENT CREDIT DECISIONS.

Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based upon such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon either the Agent or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action hereunder or under the Loan Documents.

15. DETERMINATION OF LENDERS; SUBSEQUENT LENDERS BOUND.

The Agent may deem and treat the payee of any promissory note or other evidence of indebtedness or obligation relating to any Obligation as the owner thereof for all purposes hereof unless and until:

(a)	a written notice of the assignment or transfer thereof signed by such payee; and

(b)	a written acknowledgement agreeing to be bound by the terms hereof signed by the assignee or transferee, each in form reasonably satisfactory to the Agent, shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any such note or other evidence of indebtedness or obligation shall be conclusive and binding on any subsequent holder, transferee or assignee of such note or other evidence of indebtedness or obligation and of any note or notes or other evidences of indebtedness or obligation issued in exchange therefor.

16. INTERLENDER PROVISIONS

16.1 Enforcement Action

No Lender may initiate any Insolvency Proceeding with respect to any of the Collateral, except to the extent such Lender is acting or qualifies as the “Majority Lenders” and is instructing the Agent. No Lender may seek, and each Lender hereby waives, any right to require any of the Collateral to be partitioned.

This Agreement shall not be deemed to restrict or prohibit any Lender from participating in any Insolvency Proceeding against a Borrower.

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16.2 Remedies

The Lenders hereby irrevocably agree that the Agent shall be authorized, upon receipt by it of an Enforcement Notice and until such time as the Trigger Event described therein is cured or waived, and at the direction of the Majority Lenders or incidental to any such direction, for the purpose of carrying out the terms of this Agreement and any of the Loan Documents, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes hereof and thereof, including, without limiting the generality of the foregoing, to the extent permitted by applicable law, to do the following:

(a)	to ask for, demand, sue for, collect, receive, or give acquittance for any and all moneys due or to become due with respect to the Collateral (except that, without the consent of all Lenders the Agent shall not accept any Obligations in whole or partial consideration from the disposition of any Collateral);

(b)	to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments, documents and chattel paper taken or received by the Agent in connection with this Agreement or any of the Loan Documents;

(c)	to commence, file, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to the Collateral;

(d)	to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof pursuant to the terms and conditions of this Agreement and the Loan Documents; and

(c)	to do, at its option and at the expense and for the account of the Lenders (to the extent the Agent shall not be reimbursed by the Borrowers) at any time or from time to time, all acts and things which the Agent deems reasonably necessary to protect or preserve the Collateral and to realize upon the Collateral.

16.3 Application of Proceeds

The Lenders and the Borrowers agree that if a Lender (a “Receiving Party”) receives a payment (such payment, a “Shared Payment”) following the receipt of an Enforcement Notice regarding the occurrence of a Trigger Event, such Shared Payment shall be paid over to the Agent to be distributed as provided below. It is understood that such Enforcement Notice may be given at any time after the occurrence of a Trigger Event and that there is no obligation to give such notice immediately upon the occurrence of a Trigger Event. Such obligation to pay over the Shared Payment shall apply regardless of whether the Shared Payment is paid directly by a Borrower as a payment in respect of any of the Obligations, obtained by means of a set-off, received as insurance or expropriation proceeds pursuant to any of the Loan Documents, or otherwise realized as a result of enforcement action taken with respect to the Collateral or any other collateral securing any of the Obligations, or paid as a distribution in any Insolvency Proceeding, but shall not apply to amounts received by operation of clauses First through Fifth of this Section 16.3 set out below. Shared Payments shall be applied as follows:

First:	to the payment of (i) all costs and expenses (including legal or other professional fees, currency conversion expenses and tax liabilities) incurred by the Agent in connection with the execution of its duties hereunder, including all such costs and expenses incurred in connection with the sale, collection or other realization in respect of the Collateral or any Enforcement action taken in respect of any Loan Document or in repayment of all monies borrowed by the Agent to pay such costs and expenses;

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Second:	to the Lenders pro rata in proportion to the respective amounts of the Obligations constituting accrued and unpaid expenses owed to the Lenders under the Loan Documents;

Third:	to the Lenders pro rata in proportion to the respective amounts of the Obligations (other than the Obligations described in clause “Second”) owed to the Lenders under the Loan Documents;

Fourth:	to the payment of other obligations of any of the Borrowers to any of the Lenders which are not paid in accordance with the preceding subparagraphs, rateably in accordance with the respective amounts of such other obligations; and

Fifth:	after indefeasible payment in full of all Obligations, to the Borrowers or upon the order of the Borrowers, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such amounts.

For any distribution of monies pursuant to this Section 16.3 made to a Lender and denominated in a currency other than the currency in which such distribution is denominated, the Agent shall exchange the relevant portion of such distribution into the equivalent amount of the applicable currency based on exchange rates on the date of distribution.

16.4 Insurance and Expropriation Proceeds

If, at any time after an Event of Default has occurred and is continuing, the Agent receives or, at the time such Event of Default occurs, the Agent is otherwise holding any insurance or expropriation proceeds pursuant to any of the Loan Documents, the Agent shall hold all such amounts and distribute the same in accordance with Section 16.3 hereof.

17 MISCELLANEOUS.

17.1 Notices.

All notices and other communications provided for herein shall be in writing and given as follows:

Each notice to a party must be given in writing. A notice may be given by delivery to an individual or by facsimile and will be validly given if delivered on a Business Day to an individual at the following address, or, if transmitted on a Business Day by fax addressed to the following party:

If to the Agent:

Name:	Kalamalka Partners Ltd.
Attention:	David Willis
Address:	101 – 2903 35th Avenue
Vernon, B.C., V1T 2S7
Fax No.:	(250) 542-8300

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If to the Lenders:

As set out opposite or beneath each Lender’s name on the execution pages of this Agreement.

If to a Borrower:

Name:	Vampt Brewing Company Limited
Attention:	Ian Toews
Address:	30084 RPO Glenmore
Kelowna, B.C., V1V 2M2
Fax No.:	250-868-1013

Name:	Vampt Beverage USA, Corp.
Attention:	Ian Toews
Address:	30084 RPO Glenmore
Kelowna, B.C., V1V 2M2
Fax No.:	250-868-1013

or to any other address, fax number or individual that the party designates. Any notice:

(a)	if validly delivered, will be deemed to have been given when delivered;

(b)	if validly transmitted by fax before 3:00 p.m. (local time at the place of receipt) on a Business Day, will be deemed to have been given on that Business Day; and

(c)	if validly transmitted by fax after 3:00 p.m. (local time at the place of receipt) on a Business Day, will be deemed to have been given on the Business Day after the date of the transmission.

17.2 Amendments.

Neither this Agreement nor any of the Loan Documents may be amended or waived except by a writing signed by all of the Lenders, the Agent and the Borrowers.

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17.3 Conflicts with Loan Documents, Interlender Agreement and other Credit Documents.

The parties hereto agree that, if any provision of this Agreement is inconsistent with or contrary to any provisions in any of the Loan Documents, the provisions of this Agreement shall prevail as among the parties hereto.

17.4 Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the Agent and the Lenders and their respective successors and assigns. If any Lender shall transfer the Obligations owing to it, it shall promptly so notify the Agent in writing. No Lender which transfers any Obligations owing to it shall transfer its benefits under the Loan Documents without obtaining from the transferee and delivering to the Agent and the Lenders, a Joinder Agreement and an executed acknowledgement of the transferee agreeing to be bound by the terms hereof to the same extent as if it had been a Lender on the date hereof. Each transferee of any Obligations shall take such Obligations subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken or authorized hereunder by each previous holder of such Obligations prior to the receipt by the Agent of written notice of such transfer; and, except as expressly otherwise provided in such notice, the Agent shall be entitled to assume conclusively that the transferee named in such notice shall thereafter be vested with all rights and powers as a Lender under this Agreement (and the Agent may conclusively assume that no Obligations have been subject to any transfer other than transfers of which the Agent has received such a notice). Upon the written request of any Lender, the Agent will provide such Lender with copies of any written notices of transfer received pursuant hereto.

17.5 Continuing Effectiveness.

This Agreement shall continue to be effective among the Agent and the Lenders even though a case or proceeding under any bankruptcy or insolvency law or any proceeding in the nature of a receivership, whether or not under any insolvency law, shall be instituted with respect to the Borrowers or any portion of the property or assets of the Borrowers, and all actions taken by the Lenders with respect to the Collateral or by the Agent with regard to such proceeding shall be determined by the Majority Lenders as provided for herein; provided, however, that nothing herein shall be interpreted to preclude any Lender from filing a proof of claim with respect to its Obligations or from casting its vote, or abstaining from voting, for or against confirmation of a plan of reorganization in a case of bankruptcy, insolvency or similar law in its sole discretion.

17.6 Further Assurances.

Each Borrower agrees to do such further acts and things and to execute and deliver such additional agreements, powers and instruments as any Lender or the Agent may reasonably request to carry into effect the terms, provisions and purposes of this Agreement or to better assure and confirm unto the Agent or any of the Lenders its respective rights, powers and remedies hereunder.

17.7 Counterparts.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. A facsimile of the signature of any party on any counterpart shall be effective as the signature of the party executing such counterpart for purposes of effectiveness of this Agreement.

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17.8 Effectiveness.

This Agreement shall become effective immediately upon execution hereof by the Agent and the Lenders, and upon execution and delivery by the Borrowers of the Loan Documents to which each is a party, and shall continue in full force and effect until the expiration of 90 days following the date on which the Obligations are paid in full, the Notes have been terminated and cancelled and no other extensions of credit under the Notes shall be outstanding, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations

17.9 Governing Law.

This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws in force in the Province of British Columbia (excluding any conflicts of laws rule or principle which might refer such construction to the laws of another jurisdiction). Such choice of law shall, however, be without prejudice to or limitation of any other rights available to the Agent or any Lender under the laws of any jurisdiction where a Borrower or its property may be located.

17.10 Headings.

Headings of sections of this Agreement have been included herein for convenience only and should not be considered in interpreting this Agreement.

17.11 No Implied Beneficiaries.

Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any Person other than the Lenders and the Agent any right, remedy or claim under or by reason of this Agreement or any covenant, condition or stipulation herein contained.

17.12 Severability.

If any provision of this Agreement shall be held or deemed to be, or shall in fact be, inoperative or unenforceable as applied in any particular case in any jurisdiction, or because it conflicts with any other provision or provisions hereof or with any constitution or statute or rule of public policy, or for any other reason, such circumstance shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever. Upon the determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to their original intention as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

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17.13 Obligations Several.

The obligations and representations and warranties of each of the parties herein are several. Nothing herein contained shall be construed as creating among the Lenders a partnership, joint venture or other joint association.

17.14 No Obligation to Extend Credit.

No provision of this Agreement shall be construed as obligating any Lender to advance any monies or otherwise extend credit to a Borrower at any time.

17.15 Representations of Parties.

Each of the parties hereto, severally and not jointly, represents and warrants to the other parties hereto that such party has all requisite power and capacity to execute, deliver and perform this Agreement and that the execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of such party and that this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of Lenders’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

17.16 Third Party Interests.

Each party to this Agreement hereby represents to the Agent that any account to be opened by, or interest to held by the Agent in connection with this Agreement, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Agent’s prescribed form as to the particulars of such third party.

17.17 agent not bound to act.

The Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, provided that it shall give written notice of such determination to each Lender. Further, should the Agent, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days’ written notice to the other parties to this Agreement, provided (i) that the Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Agent’s satisfaction within such 10-day period, then such resignation shall not be effective.

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered by its respective officer thereunto duly authorized as of the date first above written.

KALAMALKA PARTNERS LTD., by

its authorized signatory

By:	/s/ David Coombs

Name: David Coombs

Title: Director

VAMPT BREWING COMPANY LIMITED,

by its authorized signatory(ies)

By:	/s/ Ian Toews

Name: Ian Toews

Title: President & Director

VAMPT BEVERAGE USA, CORP.,

by its authorized signatory(ies)

By:	/s/ Ian Toews

Name: Ian Toews

Title: President

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EXECUTION BY THE LENDERS

Lenders which are corporate entities to execute as follows:

DR. D.J. NOVAK INC.	Information for Notice pursuant to Section 17.1
(Print name of Company above)	Name: D.J. Novak
By its authorized signatory:
Address: 1302 Government Street, Penticton BC V2A 4V8
/s/ D.J. Novak
D. J. Novak	Fax No.:

M77 INC.	Information for Notice pursuant to Section 17.1
(Print name of Company above)	Name: David Lund
By its authorized signatory:
Address: 355 Grey Road, Kelowna BC V1X 1W9
/s/ David Lund
David Lund	Fax No.:

_________________________________	Information for Notice pursuant to Section 17.1
(Print name of Company above:	Name:
By its authorized signatory:
Address:
[BLANK]
__________________________________	Fax No.:

_________________________________	Information for Notice pursuant to Section 17.1
(Print name of Company above:	Name:
By its authorized signatory:
Address:
[BLANK]
__________________________________	Fax No.:
_________________________________	Information for Notice pursuant to Section 17.1
(Print name of Company above:	Name:
By its authorized signatory:
Address:
[BLANK]
__________________________________	Fax No.:

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EXECUTION BY THE LENDERS

Lenders who are individuals to execute in the presence of a witness as follows:

/s/ Bryce Stephens	/s/ Bonnie Christensen
Signature of Lender: Bryce Stephens	Signature of Witness

Information for notice pursuant to Section 17.1	Print name of Witness: Bonnie Christensen

Address: 227 Shawnee Mews SW, Calgary AB
T2Y 1W4

Fax No.

/s/ William A. Trojan	/s/ Judy Trojan
Signature of Lender: Willian Arthur Trojan	Signature of Witness

Information for notice pursuant to Section 17.1	Print name of Witness: Judy Trojan

Address: 58 Ravensbourne Cres., Etobicoke, ON M9A 2A8

Fax No.

/s/ Joanne Irving	/s/ G. W. Steele
Signature of Witness as to both signatures
/s/ David Willis
Signatures of Lenders: David Willis & Joanne Irving	Print name of Witness: G. W. STEELE,
VERNON, B.C.

Information for notice pursuant to Section 17.1

Address: 250 Dormie Place, Vernon BC V1H 1Y5

Fax No. (250) 549 – 2922

/s/ David Marcoux	/s/ Rashid Saddique
Signature of Witness as to both signatures

/s/ Marilyn Marcoux	Print name of Witness: RASHID SADDIQUE
Signatures of Lenders: David and Marilyn Marcoux

Information for notice pursuant to Section 17.1

Address: 120 Falcon Point Way, Vernon BC

Fax No.

/s/ Gerald Freedman	/s/ Elaine Freedman
Signature of Lender: Gerald Freedman	Signature of Witness

Information for notice pursuant to Section 17.1	Print name of Witness: ELAINE FREEDMAN

Address: 26 Taylor Cres. SE, Medicine Hat AB
T1B 3X6

Fax No.

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